Exhibit 99.1

CARDIOVASCULAR SYSTEMS REPORTS FISCAL 2012

FIRST-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, November 2, 2011, at 3:45 PM CT (4:45 PM ET)

•	Financial performance improved over prior-year first quarter and aligned with pre-release:
•	Revenues increased 3 percent to $18.7 million
•	Operating expenses declined 3 percent
•	Adjusted EBITDA loss improved 18 percent to $(1.4) million
•	Net loss, including $(0.4) million of expense related to conversion and valuation changes of convertible debt, decreased 10 percent to $(3.9) million, or $(0.22) per common share
•	Company expects double-digit revenue growth for 2012 fiscal year ending June 30, 2012
•	Stealth 360° PAD System limited release continues, with over 120 percent sequential rise in accounts
•	Data presented at major medical meetings supports the safety and efficacy of CSI technology to address peripheral arterial disease (PAD)

St. Paul, Minn., November 2, 2011 – Cardiovascular Systems, Inc. (CSI) (Nasdaq: CSII), a medical device company developing and commercializing innovative interventional treatment systems for vascular disease, today reported financial results for its fiscal first quarter ended September 30, 2011.

CSI’s revenues in the first quarter rose to $18.7 million, a 3 percent gain over revenues of $18.2 million in the first quarter of last fiscal year. Adjusted EBITDA loss improved 18 percent to $(1.4) million, driven by higher revenues and a 3 percent reduction in operating expenses.

Net loss was $(3.9) million, or $(0.22) per common share, for the quarter, a 10 percent reduction from $(4.3) million, or $(0.28) per common share, in the first quarter of last fiscal year. Net loss for the current quarter includes $(0.4) million, or $(0.02) per common share, of expense related to conversion and valuation changes of convertible debt.

As discussed in CSI’s October 6 announcement, first-quarter revenue gains were lower than anticipated due to the combined short-term effects of several factors, primarily high customer demand for conversion to the new Stealth 360° PAD System and movement by some high-volume physicians from hospitals to office-based labs. Both of these developments consumed selling time and temporarily delayed sales as purchases transitioned between sites and product lines.

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Cardiovascular Systems, Inc.

November 2, 2011

David L. Martin, CSI president and chief executive officer, commented, “High demand for the Stealth 360°drove significant increases in the product’s sales over the fourth quarter of fiscal 2011, including growth of over 120 percent in the number of Stealth accounts and a 40 percent increase in devices sold. With only one set of hands needed for operation, a 90-second procedure time, and a simplified five crown portfolio, Stealth contrasts starkly with the predecessor Diamondback 360° product and its 13 crown configurations. We believe Stealth’s enhancements will accelerate physician adoption in the future.

“In addition, movement by physicians from hospitals to office-based labs will broaden access to treatment for the 3 million people diagnosed with PAD annually in the United States and lead to a higher number of PAD procedures in the long term. We have an unprecedented wealth of clinical and economic data demonstrating the safety and effectiveness of our orbital technology in lesions throughout the leg. Our outcomes and economic data provide powerful, irrefutable evidence to support the use of our products for these new office-based labs and physicians.”

Revenue from customer reorders remained similar to last year’s first quarter at 94 percent of total revenue. Gross profit was also similar at 77 percent, as manufacturing efficiencies and shipment of fewer controller units were offset by a higher mix of Stealth 360° sales, which have higher unit costs due to limited initial production volumes. Also, the ramp up of CSI’s second manufacturing facility in Texas for additional production capacity has temporarily increased production costs, but will enhance efficiencies over time.

OPERATING HIGHLIGHTS

Limited Market Release of Stealth 360° Advances

CSI is introducing its innovative Stealth 360° PAD System through a limited market release to generate valuable feedback from physicians, establish best practices for device operation, and expand adoption within accounts. At the end of the 2012 first quarter, over 240 customers had purchased the third-generation system, representing 44 percent of total devices sold during the quarter. The Stealth 360° offers a simple design with power and speed controls on the handle to give physicians hands-on control of device operation and shorter procedure times. Stealth 360° is as easy to set up as a balloon or stent, and utilizes CSI’s proven orbital mechanism of action that protects healthy tissue while removing even the most difficult-to-treat plaque throughout the entire leg.

CSI plans to begin a broader commercial launch of the Stealth 360° in the second half of fiscal 2012.

Studies Presented at Medical Conferences Confirm Advantages of Orbital PAD Therapy

At the October Vascular Interventional Advances (VIVA) meeting, CSI presented results from a prospective single-center study that affirmed the procedural safety and efficacy, as well as the long-term durability, of the Predator 360° PAD system. Use of CSI’s orbital plaque removal technology led to durable results, with a low reintervention rate of 10.9 percent within 12 months and elimination of the need for bailout stenting. Small, calcified vessels represent an understudied and challenging treatment dilemma, and CSI is the only atherectomy company providing physicians with the clinical and scientific data needed to treat them.

In addition, as previously announced, data from several CSI studies, including the six-month follow-up of CSI’s COMPLIANCE 360° randomized study of above-the-knee severely calcified lesions, and six-month and two-year follow-up data from the ORBIT I feasibility study for a coronary application, will be presented at the Transcatheter Cardiovascular Therapeutics (TCT) conference next week.

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Cardiovascular Systems, Inc.

November 2, 2011

Fiscal 2012 Second-Quarter and Full-Year Outlook

Martin said, “We expect increasing year-over-year revenue growth in future quarters, as the factors affecting the first quarter subside. We will not be able to make up for the slow start in first quarter, but do expect to return to double-digit growth for the full year, with about 10 percent growth for fiscal 2012 over fiscal year 2011. With the introduction of Stealth 360° and FDA approval to continue with our ORBIT II coronary trial, CSI is at an appropriate stage to invest further in sales and marketing and clinical trials to capitalize on our growth opportunities. Therefore, we still plan to increase operating expenses in fiscal 2012 to enhance future growth; however, the increase has been reduced due to lower revenue projections. As a result, we anticipate that our net loss in the second quarter of fiscal 2012 will be similar to the first quarter of this year. We expect to resume progress toward profitability in the second half of fiscal 2012 and achieve our stated goal of positive net income in the fourth quarter, excluding the potential effect of conversions or valuation changes of convertible debt.”

For the fiscal 2012 second quarter ending December 31, 2011, CSI anticipates:

•	Revenues in the range of $19.5 million to $20.5 million, or growth of 4 percent to 9 percent, over the second quarter of fiscal 2011.
•	Gross profit as a percentage of revenue similar to first quarter of fiscal 2012.
•	Growth in operating expenses of about 8 percent to 9 percent from the first quarter of fiscal 2012.
•	Interest and other expense of about $(300,000), excluding the potential effect of conversions or valuation changes of convertible debt.
•

Net loss in the range of $(3.3) million to $(3.9) million, or loss per common share ranging from $(0.19) to $(0.22), assuming 17.8 million average shares outstanding, and excluding the potential effect of conversions or valuation changes of convertible debt.

•	Adjusted EBITDA loss between $(1.5) million and $(2.1) million.

Conference Call Today at 3:45 p.m. CT (4:45 p.m.ET)

Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal first-quarter results today, November 2, 2011, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (888) 679-8034 and enter access number 34910559. Please dial in at least 10 minutes prior to the call and wait for assistance, or dial “0” for the operator. To listen to the live webcast, go to the investor information section of the company’s website, www.csi360.com, and click on the webcast icon. A webcast replay will be available beginning at 7 p.m. CT the same day.

For an audio replay of the conference call, dial (888) 286-8010 and enter access number 60916706. The audio replay will be available beginning at 8 p.m. CT on Wednesday, November 2, 2011, through 6 p.m. CT on Friday, November 4, 2011.

Use of Non-GAAP Financial Measures

To supplement CSI’s consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP.

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Cardiovascular Systems, Inc.

November 2, 2011

About Peripheral Arterial Disease

As many as 12 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg) reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with the Stealth 360° and Diamondback 360°, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to a guide wire, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Cardiovascular Systems, Inc.

Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Stealth 360°™, Diamondback 360® and Predator 360® PAD Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback 360° in August 2007 and for the Stealth 360° in March 2011. To date, more than 55,000 PAD procedures have been performed using the Diamondback 360° and Stealth 360° in leading institutions across the United States. CSI has also commenced its ORBIT II Investigational Device Exemption clinical trial to evaluate the safety and effectiveness of its orbital technology in treating coronary arteries. The coronary system is limited by federal law to investigational use and is currently not commercially available in the United States.

For more information, visit the company’s website at www.csi360.com.

Safe Harbor

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) CSI’s future profitability and future growth; (ii) anticipated accelerated physician adoption of our products and higher number of PAD procedures; (iii) anticipated efficiencies from the Texas manufacturing facility; (iv) the expected broader commercial launch of the Stealth 360° in the second half of fiscal 2012; (v) CSI’s clinical trials; (vi) the market and expansion opportunity provided by a coronary application and (vii) anticipated revenue, gross profit, operating expenses, interest and other expense, net loss and adjusted EBITDA in future periods, are forward-looking statements. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; dependence on market growth; the reluctance of physicians to accept new products; the effectiveness of the Stealth 360°; actual clinical trial results; the impact of competitive products and pricing; the difficulty to successfully manage operating costs; fluctuations in quarterly results; FDA clearances and approvals; approval of products for reimbursement and the level of reimbursement; general economic conditions and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

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Cardiovascular Systems, Inc.

November 2, 2011

Product Disclosure

The Stealth 360°™ PAD System, Diamondback 360® PAD System and Predator 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

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Cardiovascular Systems, Inc.

November 2, 2011

Cardiovascular Systems, Inc.

Consolidated Statements of Operations

(Dollars in Thousands, except per share and share amounts)

(unaudited)

	Three Months Ended September 30,
	2011	2010
Revenues	$18,660	$18,165
Cost of goods sold	4,346	4,141

Gross profit	14,314	14,024

Selling, general and administrative	15,350	15,496
Research and development	2,064	2,422

Total expenses	17,414	17,918

Loss from operations	(3,100)	(3,894)
Interest and other expense, net	(759)	(374)

Net loss	$(3,859)	$(4,268)

Net loss per common share:
Basic and diluted	$(0.22)	$(0.28)

Weighted average common shares used in computation:
Basic and diluted	17,486,941	15,369,157

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Cardiovascular Systems, Inc.

November 2, 2011

Cardiovascular Systems, Inc.

Consolidated Balance Sheets

(Dollars in Thousands)

(unaudited)

	September 30, 2011	June 30, 2011
ASSETS
Current assets
Cash and cash equivalents	$22,676	$21,159
Accounts receivable, net	11,762	13,254
Inventories	7,055	5,818
Prepaid expenses and other current assets	1,212	797

Total current assets	42,705	41,028

Property and equipment, net	2,271	2,383
Patents, net	2,422	2,314
Other assets	906	1,033

Total assets	$48,304	$46,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$3,905	$3,813
Accounts payable	5,203	5,181
Deferred grant incentive	647	647
Accrued expenses	5,340	5,545

Total current liabilities	15,095	15,186

Long-term liabilities
Long-term debt, net of current maturities	8,443	8,331
Deferred grant incentive	1,315	1,497
Other liabilities	106	109

Total long-term liabilities	9,864	9,937

Total liabilities	24,959	25,123

Commitments and contingencies
Total stockholders’ equity	23,345	21,635

Total liabilities and stockholders’ equity	$48,304	$46,758

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Cardiovascular Systems, Inc.

November 2, 2011

Non-GAAP Financial Measures

To supplement CSI’s consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as “Adjusted EBITDA” in this release.

Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP measure for the respective periods can be found in the table below. In addition, an explanation of the manner in which CSI’s management uses Adjusted EBITDA to conduct and evaluate its business, the economic substance behind management’s decision to use Adjusted EBITDA, the substantive reasons why management believes that Adjusted EBITDA provides useful information to investors, the material limitations associated with the use of Adjusted EBITDA and the manner in which management compensates for those limitations is included following the reconciliation table below.

Cardiovascular Systems, Inc.

Supplemental Sales Information

(Dollars in Thousands)

(unaudited)

	Three months ended September 30,
	2011	2010
Device revenue	$16,548	$16,063
Other product revenue	2,112	2,102
Total revenue	$18,660	$18,165
Device units sold	5,286	5,342
New customers	41	56
Reorder revenue %	94%	95%

Cardiovascular Systems, Inc.

Adjusted EBITDA

(Dollars in Thousands)

(unaudited)

			Projected Range
	Three Months Ended Sept. 30,		Three Months Ending Dec. 31, 2011
	2011	2010	High	Low
Loss from operations	$(3,100)	$(3,894)	$(3,000)	$(3,600)
Add: Stock-based compensation	1,456	1,989	1,300	1,300
Add: Depreciation and amortization	221	164	200	200

Adjusted EBITDA	$(1,423)	$(1,741)	$(1,500)	$(2,100)

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Cardiovascular Systems, Inc.

November 2, 2011

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors

CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI’s management uses Adjusted EBITDA to analyze the underlying trends in CSI’s business, assess the performance of CSI’s core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI’s performance period over period and in relation to its competitors’ operating results. Additionally, CSI’s management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI’s management for its financial and operational decision-making and allows investors to see CSI’s results “through the eyes” of management. CSI also believes that providing this information better enables CSI’s investors to understand CSI’s operating performance and evaluate the methodology used by CSI’s management to evaluate and measure such performance.

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:

— Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI’s management also believes that excluding this item from CSI’s non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI’s operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI’s financial statements.

— Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI’s management to assess the core profitability of CSI’s business operations. CSI’s management also believes that excluding these items from CSI’s non-GAAP results is useful to investors to understand CSI’s operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP. Some of the limitations associated with CSI’s use of these non-GAAP financial measures are:

— Items such as stock-based compensation do not directly affect CSI’s cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI’s “Adjusted EBITDA” and therefore these non-GAAP measures do not reflect the full economic effect of these items.

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Cardiovascular Systems, Inc.

November 2, 2011

— Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

— CSI’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses.

CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contacts:

Cardiovascular Systems, Inc. Investor Relations (651) 259-2800 investorrelations@csi360.com	Padilla Speer Beardsley Inc. Marian Briggs (612) 455-1742 mbriggs@psbpr.com Nancy A. Johnson (612) 455-1745 njohnson@psbpr.com

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